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                                                                EXHIBIT 10.26.1

                           NORCAL WASTE SYSTEMS, INC.

                  1996 Non-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                Amendment No. 1

        WHEREAS, Norcal Waste Systems, Inc. (the "Company") maintains the Norcal Waste Systems, Inc. 1996 Non-Employee Director Stock Option Plan (the "Plan") on behalf of certain Non-Employee Directors of the Company; and

        WHEREAS, it is desirable to amend the Plan to provide for domestic partner benefits;

        NOW, THEREFORE, the Plan is hereby amended, effective as of June 1, 1997, by adding the following subsection (d) at the end of Section 5 thereof:

        (d) Domestic Partners. The Board shall administer the Plan so as to treat a Participant's "Domestic Partner" as his spouse for all purposes under the Plan. "Domestic Partner" shall mean any person who has registered a domestic partnership with a governmental body pursuant to state or local law authorizing such registration. The Board may require evidence of such registration as a condition of recognizing such "Domestic Partner" status.



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        To record the adoption of this Amendment No. 1 to the Plan, the Board has directed the Company to execute it on this 26th day of June, 1997.


NORCAL WASTE SYSTEMS, INC.



By /s/ Michael J. Sangiacomo
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   Michael J. Sangiacomo
   President


By /s/ Roxanne Frye
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   Roxanne Frye
   Secretary


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